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                                             NYSE Group, Inc.     11 Wall Street
                                                        New York, New York 10005
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                                                           CONTACT     ERIC RYAN
                                                                    212.656.2411
                                                                  eryan@nyse.com




                   NYSE HYBRID MARKET(SM) GAINS SEC APPROVAL
        O BLENDING THE BEST OF THE AUCTION MARKET AND ELECTRONIC TRADING
              O PILOT TO BE EXTENDED TO ALL NYSE-LISTED SECURITIES
     O NEW CUSTOMER CHOICE, FUNCTIONALITY AND INCREASED ACCESS TO LIQUIDITY

NEW YORK, Mar. 22, 2006 -- The New York Stock Exchange today received approval from the Securities and Exchange Commission to begin full implementation of its Hybrid Market(sm) initiative. Designed to offer customers greater choice in order-execution services, the NYSE Hybrid Market expands customer ability to trade instantaneously with certainty and anonymity without sacrificing the price improvement and market quality of the floor-based NYSE auction market.

"We welcome the SEC's approval of the Hybrid Market and the opportunity to move into the next phase of development," said NYSE Group Chief Executive Officer John A. Thain. "The Hybrid Market will increase efficiencies by marrying the best of electronic trading and the auction market. We will better accommodate our customers' diverse trading strategies by giving them new choices in order execution to access our superior prices and market liquidity. Greater choice in our marketplace benefits all customers, from the smallest investors to the largest institutions."

Maintaining the Exchange's ability for price improvement across all its order-execution options, the NYSE Hybrid Market will provide customers with choices that include sub-second automated, anonymous transactions for NYSE-listed stocks or the opportunity to have orders represented in the auction market with the benefits of human judgment and accountability at the central point of sale.

This SEC approval allows the exchange to advance the Hybrid Market implementation program, which currently includes 154 listed companies and incorporates advanced trading technology for floor brokers and specialists, to all member firms representing customer orders in all NYSE-listed stocks. Phase I, which began on Dec. 15, 2005, Successfully integrated features such as e-Quotes, c-Quotes, s-Quotes, g-Quotes, reserves and layering of quotes among other functionality. Phase II will follow shortly after full implementation of Phase I with exact implementation timeframes announced separately.

The Exchange is actively engaged in working with customers and the trading floor community to continue to further refine the Hybrid Market platform and develop new features that further augment brokers and specialists' ability to add value and improve market quality in the NYSE marketplace.

For current and historical Hybrid Market information please visit: http://www.nyse.com/hybrid and the NYSE's first blog: http://hybridtalk.nyse.com

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ABOUT NYSE GROUP, INC.
NYSE Group, Inc. (NYSE:NYX) operates two securities exchanges: the New York Stock Exchange (the "NYSE") and NYSE Arca (formerly known as the Archipelago Exchange, or ARCAEx(r), and the pacific exchange). NYSE Group is a leading provider of securities listing, trading and market data products and services.

The NYSE is the world's largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies' common stock and other securities. Our listed operating companies represent a total global market capitalization of over $22.5 Trillion. In January and February 2006, on an average trading day, over 1.8 Billion shares, valued at over $69 billion, were traded on the NYSE.

NYSE Arca is the first open, all-electronic stock exchange in the united states and has a leading position in trading exchange-traded funds and exchange-listed securities. NYSE Arca is also an exchange for trading equity options. NYSE Arca's trading platform links traders to multiple U.S. Market centers and provide customers with fast electronic execution and open, direct and anonymous market access.

NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws. NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.

For more information on NYSE Group, go to: www.nyse.com. Information contained on our website does not constitute a part of the prospectus relating to any offering of NYSE Group, Inc. Securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on NYSE Group's current expectations and involve risks and uncertainties that could cause NYSE Group's actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Actual results may differ materially from those expressed or implied in the forward-looking statements. Factors that could cause NYSE Group's results to differ materially from current expectations include, but are not limited to: NYSE Group's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and u.S. And global competition, and other factors detailed in NYSE Group's Registration Statement on Form S-4 and periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Group that the projections will prove to be correct. We undertake no obligation to release any revisions to any forward-looking statements.